                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-4 (No. 33301800) of Medaphis Corporation of our report dated January 27, 1998, appearing in Medaphis Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule in this Form 10-K.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP


Atlanta, GA
January 30,1998

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33326289, 33326291, 33326113, 33307627, 33307201,
33307203, 33303213, 3395742, 3395746, 3395748, 3390874, 3390876, 3388444,
3388442, 3371556, 3367752, 3364952, 3346847) of Medaphis Corporation of our
report dated January 27, 1998, appearing in the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules in this Form 10-K.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP


Atlanta, GA
January 30,1998